Exhibit 10.31

PARK AVENUE PLAZA COMPANY, L.P.

c/o Fisher Brothers

299 Park Avenue

New York, NY 10171

dated as of July 29, 2004

BlackRock, Inc.

40 East 52nd Street

New York, NY 10022

Re:	Agreement of Lease dated July 29, 2004 between Park Avenue Plaza Company, L.P. and BlackRock, Inc. for premises at 55 East 52nd Street, New York, NY (the “Lease”)

This letter agreement shall serve to amend the Lease. Initially-capitalized terms used herein shall have the same meanings ascribed to such terms in the Lease.

Notwithstanding anything to the contrary contained in the Lease, but subject to the provisions of Section 1.8 of the Lease, the parties hereto agree that:

(i)	the “Commencement Date” shall mean August 1, 2004;

(ii)	the “Rent Commencement Date” shall mean May 1, 2005; and

(iii)	the fixed annual rent (but not the real estate tax escalations or Expense Payment) shall be further abated for the thirty-one (31) day period commencing on the Rent Commencement Date.

Except as modified by this letter agreement, the Lease shall remain unmodified and in full force and effect.

Very truly yours,

PARK AVENUE PLAZA COMPANY, L.P.
By:	Fisher Plaza Special Corporation, a
general partner

By:	/s/ Richard L. Fisher
Name: Richard L. Fisher
Title: President

ACCEPTED AND AGREED:

BLACKROCK, INC.

By:	/s/ Brian B. Ostrowe
Name: Brian B. Ostrowe
Title: Managing Director